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                                                                    EXHIBIT 10.1

                      AMENDMENT TO PATENT LICENSE AGREEMENT

LUCENT TECHNOLOGIES, INC., a Delaware corporation ("LUCENT"), having an office at 600 Mountain Avenue, Murray Hill, New Jersey 07974, and CENTIGRAM COMMUNICATIONS CORPORATION, a Delaware corporation ("CENTIGRAM"), having an office at 91 East Tasman Drive, San Jose, California 95134 have entered into a Patent License Agreement, effective as of October 1, 1998 ("the Agreement".) Effective as of May 25, 2000, the Agreement is now being amended as set forth below.

1. The Agreement shall remain in full force and effect and any term in capital letters, other than those amended herein, which is defined in the Definitions Appendix of the Agreement and to this Amendment.

2. The Definitions Appendix to the Agreement is amended as follows and shall apply to both the Agreement and to this Amendment.

     A. the definition of "LIMITED PERIOD" is changed from a [ * ] period commencing on the effective date of the Agreement, i.e., October 1, 1998, to a [ * ] period commencing on said effective date; and

     B. the definition of "SUBSIDIARY" is amended to add the following language:

          "It has recently been announced that LUCENT will be divesting a portion of its new enterprise network business ("NENG") in the form of a separate legal entity. This entity shall be deemed a SUBSIDIARY of LUCENT for the duration of this Agreement (including any amendments thereto), both before and after its divestiture from LUCENT."

     C. the definition of "RELATED COMPANIES" is amended to add the following language:

          "It has recently been announced that LUCENT will be divesting a portion of its new enterprise network business ("NENG") in the form of a separate legal entity. This entity shall be deemed a RELATED COMPANY of LUCENT for the duration of this Agreement (including any amendments thereto), both before and after its divestiture from LUCENT."

3. All occurences of the term "GROSS NET REVENUES" in the Patent License Agreement are changed to read "NET GROSS REVENUES".

4. In consideration of the licenses, rights and obligations exchanged by the parties herein, CENTIGRAM shall pay LUCENT the sum of six million U.S. dollars (U.S. $6,000,000.00) on or before June 30, 2000. This sum shall be paid to Lucent Technologies GRL Corporation ("LUCENT-GRL"), General Post Office, P.O. Box 6219, New York, New York 10087-6219 United States of America. Alternatively, payments to





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LUCENT-GRL may be made by bank wire transfers to LUCENT-GRL's account: at Chase
Manhattan Bank: Lucent Technologies GRL Corporation, Account No. 323857752, Swift Code: CHASUS33, ABA Code: 021000021. Changes in such address or account may be specified by written notice.

5. A new Section 1.03(d) is inserted into the Agreement after the end of the current Section 1.03(c). Section 1.03(d) reads as follows:

     "The grant of each license hereunder also includes the right of a party to sublicense (within the scope of its own licenses) any business which is divested by that party or any of its RELATED COMPANIES provided that the sublicense is granted within sixty (60) days of divestiture. Such sublicense may continue for so long as the divested business remains a separately identifiable business and shall extend only to the LICENSED PRODUCTS sold or furnished by the divested business prior to the divestiture and only for the patents of the non-divesting party licensed to the divesting party in this Agreement which are issued as of the date of the divestiture. Furthermore, any sublicense shall not extend to the products of or services furnished by a third party which acquires the divested business, even if they are of the same kind or similar to those of the divested business and even if made, sold or provided by the divested business. Any payment obligations of a divesting party under this Agreement shall continue in effect for all LICENSED PRODUCTS, including the LICENSED PRODUCTS of the divested business. The divested business shall be jointly and severally liable with the divesting party for royalties payable on account of the LICENSED PRODUCTS of the divested business."

6.   Section 4.02        [  *  ]

7. LUCENT represents that its patent licensing activities are now conducted through its wholly-owned subsidiary Lucent Technologies GRL Corporation ("LUCENT-GRL".) Accordingly, LUCENT-GRL is being added as a party to the Agreement.

8.   [  *  ]


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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in duplicate originals by its duly authorized representatives on the respective dates entered below.

LUCENT TECHNOLOGIES INC.                 CENTIGRAM COMMUNICATIONS CORPORATION
AND LUCENT TECHNOLOGIES GRL
CORPORATION

/s/ Daniel P. McCurdy                    /s/ Robert L. Puette
----------------------------------       ------------------------------------
DANIEL P. McCURDY                        ROBERT L. PUETTE
PRESIDENT,                               PRESIDENT AND CEO
INTELLECTUAL PROPERTY BUSINESS
LUCENT TECHNOLOGIES INC. and
CHAIRMAN,
LUCENT TECHNOLOGIES GRL
CORPORATION


May 25, 2000                             May 25, 2000
----------------------------------       ------------------------------------
DATE                                     DATE





              THIS AGREEMENT DOES NOT BIND OR OBLIGATE EITHER PARTY
                IN ANY MANNER UNLESS DULY EXECUTED BY AUTHORIZED
                        REPRESENTATIVES OF BOTH PARTIES.

[ * ] An asterisk indicates that certain material has been omitted pursuant to an application for confidential treatment. The omitted material has been separately filed with the Securities and Exchange Commission.